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                                                        EXHIBIT 5.2



                              December 17, 1998


Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado  80021-2510

               Re:  Ball Corporation
                    Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel for Ball Corporation, an Indiana corporation (the "Company"), and its direct and indirect wholly-owned subsidiaries, Ball Asia Pacific Limited, a Colorado corporation, Ball Metal Beverage Container Corp., a Colorado corporation, Ball Metal Packaging Sales Corp., a Colorado corporation, Ball Packaging Corp., a Colorado corporation, Ball Plastic Container Corp., a Colorado corporation, Ball Technologies Holdings Corp., a Colorado corporation, Efratom Holding, Inc., a Colorado corporation (collectively, the "Other Guarantors"), Ball Aerospace & Technologies Corp., a Delaware corporation, Ball Glass Container Corporation, a Delaware corporation, Ball Holdings Corp., a Delaware corporation, Ball Metal Food Container Corp., a Delaware corporation, Ball Technology Services Corporation, a California corporation, BG Holdings I, Inc., a Delaware corporation, BG Holdings II, Inc., a Delaware corporation, Latas de Aluminio Ball, Inc., a Delaware corporation (collectively, the "Delaware/California Guarantors" and, together with the Other Guarantors, the "Subsidiary Guarantors"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $300,000,000 aggregate principal amount of its outstanding Series A 7-3/4% Senior Notes due 2006 (the "Outstanding Senior Notes") and related subsidiary guarantees, for its Series B 7-3/4% Senior Exchange Notes due 2006 (the "Senior Exchange Notes") and related subsidiary guarantees (the "Senior Subsidiary Guarantees"), and up to $250,000,000 aggregate principal amount of its outstanding Series A 8-1/4% Senior Subordinated Notes due 2008 (the "Outstanding Senior Subordinated Notes," and, together with the Outstanding Senior Notes, the "Outstanding Notes") and related subsidiary guarantees, for its Series B 8-1/4% Senior Subordinated Exchange Notes due 2008 (the "Senior Subordinated Exchange


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Ball Corporation
December 17, 1998
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Notes," and, together with the Senior Exchange Notes, the "Exchange Notes")
and related subsidiary guarantees (the "Senior Subordinated Subsidiary Guarantees" and, together with the Senior Subsidiary Guarantees, the "Subsidiary Guarantees"). The Senior Exchange Notes and Senior Subsidiary Guarantees will be issued under a Senior Note Indenture, dated August 10, 1998, among the Company, the Subsidiary Guarantors and The Bank of New York, as Senior Note Trustee. The Senior Subordinated Exchange Notes and Senior Subordinated Subsidiary Guarantees will be issued under a Senior Subordinated
Note Indenture (together with the Senior Note Indenture, the "Indentures"), dated August 10, 1998, among the Company, the Subsidiary Guarantors and The Bank of New York, as Senior Subordinated Note Trustee.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 with respect to the Exchange Notes (File No. 333-66847) as filed with the Securities and Exchange Commission (the "Commission") on November 5, 1998, as amended on December 17, 1998 (such Registration Statement, as so amended, the "Registration Statement"); (ii) execution copies of the Indentures and Subsidiary Guarantees; (iii) the forms of the Exchange Notes and Subsidiary Guarantees and specimen certificates thereof; (iv) the Certificates of Incorporation of each of Ball Aerospace & Technologies Corp., Ball Glass Container Corporation, Ball Holdings Corp., Ball Metal Food Container Corp., BG Holdings I., Inc., BG Holdings II, Inc. and Latas de Aluminio Ball, Inc., (the "Delaware Charters"); (v) the Articles of Incorporation of Ball Technology Services Corporation (together with the Delaware Charters, the "Charters"); (vi) the by-laws of each of the Delaware/California Guarantors (the "By-laws"); and (vii) certain resolutions of the Board of Directors of each of the Company and the Delaware/California Guarantors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as


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Ball Corporation
December 17, 1998
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certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Delaware/California Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and (except as specifically set forth below) the validity and binding effect thereof. In addition, we have assumed that all parties, other than the Delaware/California Guarantors, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization and that they have complied with all aspects of Colorado and Indiana law in connection with the transactions contemplated by the Operative Documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

     In rendering the opinions set forth below, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors, as the case may be, of the Indentures, the Exchange Notes, and the Subsidiary Guarantees and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Charters and By-laws), (ii) any law, rule or regulation to which the Company, the Subsidiary Guarantors or any of their properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws, as defined below), (iii) any judicial or regulatory order or decrees of any governmental authority or any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any Governmental Authority (except that we do not make the assumption set forth in this clause (iii) with respect to Governmental Approvals, as defined below). "Applicable Laws" means the Delaware General Corporation Law (the "DGCL") and those laws, rules and regulations of the States of New York and California which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, but without our having made any special investigation concerning any other laws, rules or regulations. "Governmental Approval" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any Governmental Authority that is required to be obtained or made pursuant to Applicable Laws. "Governmental Authority" means any New York,


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Ball Corporation
December 17, 1998
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California or Delaware executive, legislative, judicial, administration or regulatory body.

     Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction, other than the DGCL, the laws of the States of New York and California and the laws of the United States of America to the extent referred to specifically herein. To the extent the opinions set forth below relate to matters under the laws of the States of New York or California, we have relied solely on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indentures and delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is consid-ered in a proceeding at law or in equity ) and (b) the waivers contained in Section 4.06 of the Indentures may be deemed unenforceable.

     2. When (i) the Registration Statement becomes effective and the Indentures have been qualified under the TIA and (ii) the Exchange Notes have been duly executed and authenticated and the Subsidiary Guarantees endorsed thereon have been executed by the Subsidiary Guarantors in accordance with the terms of the Indentures and delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer, assuming the guarantees of the Other Guarantors have been duly authorized and the Indentures have been duly authorized, executed and delivered by the Other Guarantors, the Subsidiary Guarantees will be valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indentures and enforceable against the Subsidiary Guarantors in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy,


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Ball Corporation
December 17, 1998
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insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waivers contained in Section 4.06 of the Indentures may be deemed unenforceable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Donald C. Lewis, Vice President and General Counsel of the Company, may rely on this opinion, subject to the limitations, qualifications, exceptions and assumptions set forth herein, in delivering his opinion of even date herewith to be filed as Exhibit 5.1 to the Registration Statement.

                            Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)